Exhibit 99.1

                       Full Rise Electronics Company Ltd.
                     Consolidated Balance Sheet - Unaudited
                                 August 31, 2004
                         (In Thousands of U.S. Dollars)

Assets
Cash & Cash Equivalents                                            $     11,748
Trade Receivables - Net                                                  10,278
Other Receivables                                                           407
Raw Materials - Net                                                         764
Work in Process - Net                                                     3,119
Finished Goods - Net                                                      1,420
                                                                   ------------
   Inventory - Net                                                        5,303
                                                                   ------------
Prepaid & Other Current Assets                                            1,404
Deferred Taxes - Short Term                                                 122
                                                                   ------------
     Total Current Assets                                                29,262
                                                                   ------------
Intercompany Receivables                                                  2,502
Land                                                                        918
Building                                                                  5,577
Machinery & Equipment                                                    11,976
Office Furniture & Fixture                                                  934
Automobiles                                                                 329
Construction in Process                                                   1,476
Others                                                                    1,616
Leasehold Improvements                                                        0
                                                                   ------------
   Fixed Assets - Gross                                                  22,826
                                                                   ------------
   Accumulated Depreciation                                              (4,245)
                                                                   ------------
   Total Fixed Assets - Net                                              18,581
Goodwill & Intangibles - Gross                                            1,719
Total Accum. Amortization Goodwill & Intangibles                              0
                                                                   ------------
   Goodwill & Intangibles - Net                                           1,719
                                                                   ------------
Minority Owned Investment                                                     0
                                                                   ------------
   Total Long Term Assets                                                22,909
                                                                   ------------
     Total Assets                                                  $     52,171
                                                                   ============

Liabilities
Accounts Payable                                                   $      6,113
Notes Payable to Banks                                                    2,482
Current Portion of L/T Debt                                                 104
Short-term loans                                                          5,538
Accrued expenses                                                          2,596
Accrued Income Taxes                                                        702
Other Current Liabilities                                                    75
Other Accrued Liabilities                                                   731
                                                                   ------------
   Total Current Liabilities                                             18,341
                                                                   ------------
Accrued Pension Liabilities                                                 384
Other Long Term Liabilities                                               3,908
Long Term Debt                                                            1,036
                                                                   ------------
     Total Liabilities                                             $     23,669
                                                                   ============

Stockholders' Equity
Common Stock                                                       $     13,432
APIC                                                                     27,271
Retained Earnings - Beginning Balance                                   (10,165)
Dividends                                                                (5,695)
Current Year Earnings                                                     2,703
Cumulated translation adjustment                                            956
                                                                   ------------
Retained Earnings - Ending Balance                                      (13,157)
                                                                   ------------
     Total Equity                                                        28,502
                                                                   ------------
     Total Liabilities & Equity                                    $     52,171
                                                                   ============

                       Full Rise Electronics Company Ltd.
                  Consolidated Statement of Income - Unaudited
                       Eight Months Ended August 31, 2004
                         (In Thousands of U.S. Dollars)

Nonprecious Metal                                                  $     29,067
Precious Metal                                                                0
                                                                   ------------
   Net Sales                                                             29,067

Labor                                                                     2,407
Materials - Non-Precious Metals                                          13,184
Materials - Precious Metals                                                   0
Overhead                                                                  6,067
Inventory (Increase) Decrease                                            (1,887)
Intercompany Profit Elimination                                               0
                                                                   ------------
   Cost of Goods Sold                                                    19,771
                                                                   ------------

Gross Profit                                                              9,296
Gross Profit % of Sales                                                   31.98%

R & D, Engineering                                                        1,179
General and Administrative Expense                                        2,182
Intangible Amortization                                                     189
Selling Expense                                                           1,687
Interest on Consigned Metal                                                   0
Corporate Charge                                                              0
                                                                   ------------
Total                                                                     5,237
                                                                   ------------

Operating Profit Before Incentives                                        4,059

Segment Incentives                                                            0
Stock Plan Expenses                                                           0
                                                                   ------------

Net Operating Profit                                                      4,059
NOP % of Sales                                                            13.96%

Corporate Charge Variance (Income) Expense                                    0
Interest (Income)                                                           (23)
Interest Expense                                                            164
Foreign Currency (Gain) Loss                                                (10)
Other (Income) Expense                                                     (104)
                                                                   ------------

Net Profit Before Tax                                                     4,032
Estimated Taxes                                                           1,329
                                                                   ------------
Effective Tax Rate                                                        32.96%

Net Income                                                         $      2,703
Net Income % of Sales                                                      9.30%

                       Full Rise Electronics Company Ltd.
                       Statement of Cash Flows - Unaudited
                       Eight Months Ended August 31, 2004
                         (In Thousands of U.S. Dollars)

CASH FLOW FROM OPERATING ACTIVITIES:

Net Profit (Loss) after State Taxes                                                   $     2,703
Plus Depreciation of Fixed Assets                                                           1,212
Gain on disposal of property, plant, and equipment                                             --
Plus Amortization of Intangibles                                                              189
Plus Amortization of Restricted Stock Plan                                                     --
Plus employee stock bonus                                                                   1,154
Plus Other Amortization (specify)                                                              --
(Increase) Decrease in Total (Net) Accounts Receivable
       (Excluding Intercompany)                                                            (1,205)
(Increase) Decrease in Inventories                                                           (636)
(Increase) Decrease in Prepaid Income Taxes                                                    --
(Increase) Decrease in Prepaid & Other Current Assets
       (Excluding Marketable Securities)                                                    1,100
(Increase) Decrease in Other Non-Current Assets                                               884
(Increase) Decrease in Intercompany Receivables                                              (642)
Increase (Decrease) in Accounts Payable
       (Excluding Intercompany)                                                             1,926
Increase (Decrease) in Accrued Expenses other than Income Taxes                            (2,180)
Increase (Decrease) in Current Income Taxes Payable                                           464
Increase (Decrease) in Intercompany Payables                                                   --
Increase (Decrease) in Other Current Liabilities                                             (305)
Increase (Decrease) in Deferred Income Taxes Payable                                        1,368
Increase (Decrease) in Other Long-Term Liabilities                                             59
Other Cash Changes caused by Operating Activities:
       - (Gain) Loss on Sales of Property, Plant or Equipment to outside
          parties                                                                               3
       - (Gain) Loss on Sales of Property, Plant or Equipment to Intercompanies                --
                                                                                      -----------
Net Cash Change caused by Operating Activities                                              6,094
                                                                                      -----------

CASH FLOW FROM INVESTING ACTIVITIES:

       Net (increase) decrease in Marketable Securities                                       682
       Capital Expenditures                                                                (3,791)
       Proceeds of sale of Property, Plant & Equipment to outside                              --
          parties                                                                             188
       Increase in Goodwill & Intangibles                                                  (1,217)
       Proceeds of sale of Property, Plant & Equipment to Intercompanies                       --
                                                                                      -----------
Net Cash Change caused by Investing Activities                                             (4,138)
                                                                                      -----------


CASH FLOW FROM FINANCING ACTIVITIES:

Proceeds from Long-Term Debt
Principal Payments of Long-Term Debt                                                         (315)
Net Borrowings (Repayment) of Short-Term Debt                                               1,193
Dividends paid                                                                             (1,519)
Proceeds from capital contribution                                                          5,326
                                                                                      -----------
Net Cash Change caused by Financing Activities                                              4,685
                                                                                      -----------

Effect of exchange rate changes on cash                                                      (127)
                                                                                      -----------

Net Increase (decrease) in Cash & C/D's                                                     6,514
                                                                                      -----------

Cash & C/D's at Beginning of Year                                                           5,234
                                                                                      -----------

Cash & C/D's at End of Year                                                           $    11,748
                                                                                      ===========
